UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Charles & Colvard, Ltd
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170 Southport Drive
Morrisville, North Carolina 27560
(919) 468-0399
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 19, 2020
To the Shareholders of Charles & Colvard, Ltd.:
Notice is Hereby Given that the Annual Meeting of Shareholders of Charles & Colvard, Ltd. will be held at the offices of Charles & Colvard, Ltd. located at 170 Southport Drive, Morrisville, North Carolina 27560, on Thursday, November 19, 2020, at 10:00 a.m., Eastern Time, for the following purposes:
1.	To elect five nominees described in the proxy statement to the Board of Directors;
2.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2021;
3.	To vote, on an advisory (nonbinding) basis, to approve executive compensation; and
4.	To transact such other business as may properly come before the meeting or any adjournment thereof.
The Board of Directors has fixed the close of business on September 22, 2020 as the record date for the determination of shareholders entitled to vote at the meeting. Accordingly, only shareholders who are holders of record at the close of business on that date are entitled to notice of and to vote at the meeting.
By order of the Board of Directors,

Neal I. Goldman
Chairman of the Board of Directors
October 2, 2020
We are providing access to our proxy materials over the Internet pursuant to the Securities and Exchange Commission’s “notice and access” rules. On or about October 2, 2020, we expect to mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that will indicate how to access our 2020 Proxy Statement and Fiscal 2020 Annual Report on the Internet and will include instructions on how you can receive a paper copy of the annual meeting materials, including the notice of annual meeting, proxy statement, and proxy card.
Whether or not you expect to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your Notice, or, if you elected to receive printed proxy materials by mail, your proxy card, to vote by one of the following methods: 1) over the Internet at www.voteproxy.com or 2) if you elected to receive printed proxy materials by mail, by marking, dating, and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. In addition, due to social distancing protocols related to the COVID-19 pandemic mandated by state and local authorities, space may be limited and seating at the meeting will be available on a first-come, first-served basis, so you are strongly encouraged to vote your shares in advance of the meeting.

170 Southport Drive
Morrisville, North Carolina 27560
(919) 468-0399
PROXY STATEMENT
This proxy statement is furnished to the shareholders of Charles & Colvard, Ltd. in connection with the solicitation of proxies by our Board of Directors for use at our company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”) and all adjournments thereof. The Annual Meeting will be held at the offices of Charles & Colvard, Ltd. located at 170 Southport Drive, Morrisville, North Carolina 27560, on Thursday, November 19, 2020 at 10:00 a.m., Eastern Time, to conduct the following business and such other business as may be properly brought before the meeting: (1) to elect five nominees described in this proxy statement to the Board of Directors; (2) to ratify the appointment of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending June 30, 2021; and (3) to vote, on an advisory (nonbinding) basis, to approve executive compensation.
The Board of Directors recommends that you vote (1) FOR the election of the director nominees listed in this proxy statement, (2) FOR ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending June 30, 2021, and (3) FOR the approval of executive compensation.
Notice of Internet Availability of Proxy Materials
Pursuant to the “notice and access” rules of the Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our shareholders via the Internet. Beginning on or about October 2, 2020, we intend to mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials on the Internet, including our proxy statement and our Fiscal 2020 Annual Report. The Notice also instructs you on how you can vote using the Internet.
Internet distribution of our proxy materials is designed to expedite receipt by shareholders, lower the cost of the Annual Meeting, and conserve natural resources. If, however, you would prefer to receive printed proxy materials, please follow the instructions included in the Notice.
Voting Securities
Our common stock, no par value per share, is our company’s only outstanding voting security. The Board of Directors has fixed the close of business on September 22, 2020 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Accordingly, each holder of record of common stock as of the record date is entitled to one vote for each share of common stock held. Shareholders do not have cumulative voting rights. As of September 22, 2020, there were 28,965,660 shares of common stock outstanding.
Quorum and Vote Required
The holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum for purposes of voting on a particular matter and conducting business at the Annual Meeting. Votes “for” and “against,” abstentions, shares that are withheld as to voting with respect to one or more of the director nominees, and shares held by a broker, as nominee, that are voted at the discretion of the broker on any matter will be considered to be present for purposes of determining whether a quorum exists. If a quorum is present at the beginning of the Annual Meeting, the shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
Brokers who are members of the New York Stock Exchange (the “NYSE”) and who hold shares of our common stock in street name for beneficial owners have authority to vote on certain items when they have not received instructions from beneficial owners. Under the rules of the NYSE, the proposal to ratify the appointment of the independent registered public accounting firm is considered a “discretionary” item. This means that brokers may vote in their discretion on this matter on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-discretionary,” and a “broker non-vote” occurs when brokers do not receive voting instructions from beneficial owners with respect to such items. The proposal to elect directors and the proposal to approve executive compensation are “non-discretionary” items. Therefore, brokers that have not received voting instructions from beneficial owners with respect to these proposals may not vote in their discretion on behalf of such beneficial owners.
Under North Carolina law and our Bylaws, and assuming the existence of a quorum, directors are elected by a plurality of the votes cast by the shares of common stock present in person or by proxy and entitled to vote in the election of directors. Shares that are withheld as to voting with respect to a director nominee and shares held of record by a broker, as nominee, that are not voted will not be counted for purposes of electing directors.
Under our Bylaws, the proposal to ratify the appointment of BDO as the independent registered public accounting firm for the fiscal year ending June 30, 2021 will be approved if the number of shares voted in favor of the proposal exceeds the number of shares voted against the proposal. Abstentions and broker non-votes will not count as votes cast and will not affect the outcome of this proposal.
With respect to the advisory (nonbinding) vote to approve executive compensation, such proposal will be approved if the votes cast for approval exceed the votes cast against approval for such proposal. Because the vote to approve executive compensation is advisory, your vote will not be binding upon the Board of Directors, your vote will not overrule any decision by the Board of Directors, and your vote will not create or imply any additional fiduciary duties on the Board of Directors or any of its members. However, the Compensation Committee of the Board of Directors will take into account the outcome of the votes when considering future executive compensation arrangements. Abstentions and broker non-votes will not be counted for purposes of determining whether the proposal has received sufficient votes for approval.
Under North Carolina law, our shareholders are not entitled to appraisal rights with respect to any of the proposals in this proxy statement.
Voting Procedures
You may vote shares by proxy or in person using one of the following methods:
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Voting by Internet. You can vote over the Internet by following the directions on your Notice to access the website address at www.voteproxy.com. The deadline for voting over the Internet is Wednesday, November 18, 2020 at 11:59 p.m. Eastern Time.

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Voting by Mail. If you requested printed proxy materials, you can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date, and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Wednesday, November 18, 2020.

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Voting in Person. You can vote in person at the meeting if you are the record owner of the shares to be voted. You can also vote in person at the meeting if you present a properly signed proxy that authorizes you to vote shares on behalf of the record owner. If a broker, bank, or other nominee holds your shares, to vote in person at the meeting you must present a letter or other proxy appointment, signed on behalf of the broker or nominee, granting you authority to vote the shares.

IMPORTANT NOTE: In accordance with social distancing protocols related to the COVID-19 pandemic that may be mandated by state and local authorities at the time of the meeting, space may be limited and seating at the meeting will be available on a first-come, first-served basis. Therefore, even if you plan to attend the meeting in person, you are strongly encouraged to vote your shares by Internet or mail in advance of the meeting as described above.
You can revoke your proxy and change your vote by (1) attending the meeting and voting in person; (2) delivering written notice of revocation of your proxy to the Corporate Secretary at any time before voting is closed; (3) timely submitting new voting instructions over the Internet as described above; or (4) if you requested printed proxy materials, timely submitting a signed proxy card bearing a later date.

If you timely submit your proxy over the Internet or by proxy card as described above and have not revoked it, your shares will be voted or withheld from voting in accordance with the voting instructions you gave. If you timely submit your proxy as described above without giving voting instructions, your shares will be voted “for” the election of the persons nominated to serve as the directors of our company and named in this proxy statement, “for” the proposal to ratify the appointment of BDO as our independent registered public accounting firm for the fiscal year ending June 30, 2021, “for” the approval of executive compensation, and in such manner as the proxies appointed for the Annual Meeting in their discretion determine upon such other business as may properly come before the Annual Meeting or any adjournment thereof.
Expenses of Solicitation
We will bear the entire cost of the solicitation of proxies from our shareholders. Following the mailing of this proxy statement and the accompanying proxy card, our directors, officers, and employees may solicit proxies on behalf of our company in person, by telephone, or by other electronic means. We may reimburse persons holding shares for others in their names or in those of their nominees for their reasonable expenses in sending proxy materials to their principals and obtaining their proxies.

PROPOSAL 1

ELECTION OF DIRECTORS
Our business and affairs are managed under the direction of the Board of Directors, as provided by North Carolina law and our Bylaws. The Board of Directors establishes corporate policies and strategies and supervises the implementation and execution of those policies and strategies by our officers and employees. The directors are kept informed of our operations at meetings of the Board of Directors, through reports and analyses prepared by our management, and in discussions with our management.
Our Bylaws currently provide that the Board of Directors shall consist of not less than five nor more than 10 members and that at any time that it consists of nine or more members, the terms shall be staggered. The five persons named below have been recommended by our Nominating and Governance Committee and approved by the Board of Directors to be nominated as candidates to serve on the Board of Directors until the 2021 Annual Meeting of Shareholders or until his or her successor is elected and qualified, or until his or her death, resignation, removal, or disqualification or until there is a decrease in the number of directors. The age and a brief biographical description of each director nominee are set forth below. The information appearing below and certain information regarding beneficial ownership of securities by such nominees contained in this proxy statement has been furnished to us by the nominees. Each nominee for director has indicated that he or she is willing and able to serve as a director if elected. However, if any nominee should become unable to serve or for good cause will not serve, the proxies appointed for the Annual Meeting will vote for such other nominees and substitute nominees as designated by the Board of Directors.
Nominees for Election as Directors
Name	Age	Position(s) with Charles & Colvard, Ltd.	Director Since
Neal I. Goldman	76	Chairman of the Board of Directors	June 2014
Anne M. Butler	71	Director	June 2012
Benedetta Casamento	54	Director	May 2017
Don O’Connell	54	Director, President and Chief Executive Officer	June 2020
Ollin B. Sykes	69	Director	May 2008
Neal I. Goldman has served as a director of our company since June 2014, as Executive Chairman of the Board of Directors from January 2015 until August 2017, and as Chairman of the Board of Directors since August 2017. Mr. Goldman has served as President of Goldman Capital Management, Inc., an investment advisory firm, since he founded the firm in 1985. Prior to that, Mr. Goldman was an analyst and portfolio manager at Shearson/American Express Inc. Mr. Goldman served on the Board of Directors of Blyth, Inc. (NYSE: BTH), a multi-channel company focused on the direct-to-consumer market, and includes in its portfolio two direct sales companies, PartyLite Gifts, Inc. (“PartyLite”), and ViSalus Sciences. Since August 2012, Mr. Goldman has served on the Board of Imageware Systems, Inc. (OTCQB: IWSY), a leading company in the emerging market for biometrically enabled software-based identity management solutions, and in August 2018, he was appointed to the Board of Directors of iPass Inc. (Nasdaq:IPAS), a leading provider of global mobile connectivity, and served until that company was acquired in February 2019. Mr. Goldman also serves on the Board of Directors of each of Deep Down Inc., an oilfield services company specializing in complex deepwater and ultra-deepwater oil production distribution system support services, and Milestone Scientific Inc., a biomedical technology research and development company. Our Board of Directors has determined that Mr. Goldman’s extensive experience with the investment advisory industry, including his service as President of Goldman Capital Management, Inc., qualifies him to serve on the Board of Directors.
Anne M. Butler has served as a director of our company since June 2012. Since January 2012, Ms. Butler has served as CEO of Butler Advisors, a consulting firm specializing in strategic and operational advising to private equity, venture capital, and institutional investors on direct selling acquisitions and management. As a leading executive in the direct selling industry, Ms. Butler has successfully run global businesses for Avon Products, Inc. (“Avon”), Aloette Cosmetics, Mary Kay Cosmetics, Inc. (“Mary Kay”), and PartyLite. Ms. Butler started her career with Avon, where she held a variety of progressive assignments across marketing, sales, new market expansion, and new business development while serving as Director of Marketing in Spain, Vice President of Avon Fashions in Brazil, and as General Manager, Avon Fashions for Continental Europe. At Mary

Kay, Ms. Butler served as President of the Western and Central Europe business and subsequently successfully expanded the European business at PartyLite where she advanced to President, PartyLite International. Ms. Butler was appointed Worldwide President of PartyLite in May 2007, a position she held until January 2012. She also served on the Board of ViSalus Sciences, the weight loss and fitness direct sales subsidiary of Blyth, Inc. Ms. Butler served on the Board of AdvoCare International from July 2015 to June 2019. Our Board of Directors has determined that Ms. Butler’s leadership in several public companies, as well as her background in marketing and global operations, qualifies her to serve on the Board of Directors.
Benedetta Casamento has served as a director of our company since May 2017. Since August 2017, Ms. Casamento has served as a Retail Consultant specializing in finance, business operations, and financial planning and analysis. Ms. Casamento previously served as Chairman and President of Allyke, Inc., an artificial intelligence company creating digital imagery insights for retail and other industries, from June 2016 to August 2017. From December 2014 to April 2016, she served as Chief Executive Officer of Calypso St. Barth, a luxury boutique retailer of women’s apparel and accessories. Prior to her role as CEO at Calypso St. Barth, Ms. Casamento served as a consultant to private equity firms with portfolio interests in retail and fashion from July 2012 to December 2014. Ms. Casamento previously served as Executive Vice President, Finance & Operations of The Talbots, Inc. (“Talbots”), a specialty retailer and direct marketer of women’s apparel, accessories, and shoes, from March 2009 to July 2012. Prior to joining Talbots, Ms. Casamento served in various leadership roles within Liz Claiborne Inc. from February 1999 to November 2008, culminating in her position as President of Liz Claiborne Brands. Ms. Casamento started her career at Saks Fifth Avenue. Our Board of Directors has determined that Ms. Casamento’s extensive fashion and retail experience, as well as her background in accounting and finance, qualifies her to serve on the Board of Directors.
Don O’Connell was appointed as our President and Chief Executive Officer and as a director of our company on June 1, 2020. Mr. O’Connell previously served as our Chief Operating Officer and Senior Vice President, Supply Chain & Distribution, since May 23, 2017, and our Senior Vice President, Supply Chain & Distribution from March 2016 to May 2017. Prior to joining our company, Mr. O’Connell served as Executive Vice President Operations & Global Jewelry Business Solutions at OFT Investment & Management Group, a fine jewelry solutions and services group, from February 2012 to March 2016. Prior to his employment with OFT Investment Management Group, Mr. O’Connell spent seven years with the Richline Group, LLC, a wholly owned subsidiary of Berkshire Hathaway, as Vice President, Operations & Procurement, both Foreign & Domestic. Prior to that, he was Vice President, Operations at Aurafin’s gem group division in Taramac, FL and La Paz, Bolivia as well as Vice President, Manufacturing & Contracting with OCON Enterprise. Our Board of Directors has determined that Mr. O’Connell’s extensive operations and distribution background working with gemstone and fine jewelry companies qualifies him to serve on the Board of Directors.
Ollin B. Sykes has served as a director of our company since May 2008. Since 1984, he has served as the President of Sykes & Company, P.A., a regional accounting firm specializing in accounting, tax, and financial advisory services. Mr. Sykes earned his Bachelor of Science degree in accounting at Mars Hill College and is a Certified Public Accountant, a Certified Information Technology Professional, and a Certified Management Accountant. Mr. Sykes served as a director of Hampton Roads Bankshares, Inc. (Nasdaq: HMPR), a financial holding company operating in North Carolina, Maryland eastern shore, and Virginia, from December 2008 until December 31, 2010. He also served as a director of Bank of Hampton Roads, a wholly owned subsidiary of Hampton Roads Bankshares, Inc. from January 2011 to June 2016. Our Board of Directors has determined that Mr. Sykes’s background in accounting and finance and his accounting certifications qualify him to serve on the Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE MATTERS
Independent Directors
In accordance with the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”), our Board of Directors must consist of a majority of “independent directors,” as determined in accordance with Nasdaq Rule 5605(a)(2). The Board of Directors has determined that current directors Ms. Butler, Ms. Casamento, Mr. Goldman, and Mr. Sykes are independent directors in accordance with applicable Nasdaq listing rules. Our Board of Directors also determined that Jaqui Lividini, who resigned from the Board of Directors on September 25, 2019, qualified as an independent director during the time in which she served. The Board of Directors performed a review to determine the independence of its members and made a subjective determination as to each member that no transactions, relationships, or arrangements exist that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of our company. In making these determinations, the Board of Directors reviewed the information provided by the directors with regard to each individual’s business and personal activities as they may relate to us and our management.
Meetings of the Board of Directors
Pursuant to our Corporate Governance Standards, all directors are expected to attend meetings of the Board of Directors and their assigned committees. The Board of Directors meets on a regularly scheduled and as needed basis and met 28 times during fiscal 2020. Each incumbent director attended 75% or more of the aggregate of the number of meetings of the Board of Directors held during the period that the individual was a director and the number of meetings of committees on which that director served that were held during the period of that director’s service. We also expect all directors to attend each annual meeting of shareholders. Five directors, comprising all of the nominees for election at the 2019 Annual Meeting of Shareholders, attended the 2019 Annual Meeting of Shareholders.
Board Leadership Structure
Currently, Mr. O’Connell serves as our Chief Executive Officer and Mr. Goldman serves as our Chairman of the Board of Directors. The Chairman is not an employee of our company. The Board of Directors has determined that it is in the best interest of our company for our Chairman to be an independent director at this time. The Board of Directors believes that having an independent Chairman furthers the Board of Directors’ goal of providing effective, independent leadership and oversight of our company. The Chairman’s responsibilities include establishing Board meeting agendas in collaboration with our Chief Executive Officer and presiding at meetings of the Board of Directors and shareholders. The Chairman is also tasked with working closely with senior management of our company regarding business strategy and the effective achievement of objectives and strategy following presentation to and approval by the Board of Directors. The Chief Executive Officer has general supervision, direction, and control of the business and affairs of our company in the ordinary course of its business.
To ensure free and open discussion and communication among the non-management directors, such directors meet regularly in executive session in conjunction with regularly scheduled meetings of the Board of Directors. The director who presides at these meetings is chosen by the independent directors. Executive sessions of the independent directors are to occur at least four times a year.
Board’s Role in Risk Oversight
We operate in a complex environment and are subject to a number of significant risks. The Board of Directors works with our senior management to manage the various risks we face. The role of the Board of Directors is one of oversight of our risk management processes and procedures; the role of our management is to implement those processes and procedures on a daily basis and to identify, manage, and mitigate the risks that we face. As part of its oversight role, the Board of Directors regularly discusses, both with and without management present, our risk profile and how our business strategy effectively manages and leverages the risks that we face.
To facilitate its oversight of our company, the Board of Directors has delegated certain functions (including the oversight of risks related to these functions) to Board committees. The Audit Committee reviews and discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, the Compensation Committee evaluates the risks presented by our compensation programs and analyzes these risks when making compensation decisions, and the Nominating and Governance Committee evaluates whether the composition of the Board of Directors is appropriate to respond to the risks that we face. The roles of these committees are discussed in more detail below.
Although the Board of Directors has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board of Directors regarding its activities. These discussions enable the Board of Directors to monitor our risk exposure and evaluate our risk mitigation efforts.
Anti-Hedging Policy
Our insider trading policy prohibits all directors, officers, and employees of our company, their family members, and any agents, consultants, or other outsiders who are designated as insiders for purposes of the policy from trading in any interest or position relating to the future price of our company’s securities, such as a put, call, or short sale. In addition, the policy prohibits engaging in hedging or monetization transactions with respect to company securities, including zero-cost collars, forward sale contracts or any other similar instruments.
Standing Committees of the Board of Directors
The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee as standing committees of the Board of Directors. Each of these committees is governed by a formal written charter approved by the Board of Directors, copies of which are available on our website at https://ir.charlesandcolvard.com/governance/corporate-governance. Each committee is composed solely of independent directors. The following is a brief description of the responsibilities of each of these standing committees and their composition.
Audit Committee
The Audit Committee represents and assists the Board of Directors in its general oversight of our company’s accounting and financial reporting processes, audits of the financial statements, and internal control and audit functions. The Audit Committee has the authority to, among other things, (i) appoint an independent registered public accounting firm to serve as our external auditor; (ii) review and discuss with such auditor the scope, timing, and results of its audit; (iii) review and discuss with management and the independent registered public accounting firm our internal control over financial reporting and related reports; (iv) review and approve in advance all “related person” transactions, as that term is defined in Item 404 of Regulation S-K; and (v) review our annual financial statements and approve their inclusion in our Annual Report on Form 10-K. The Audit Committee, which held six meetings in fiscal 2020, is currently composed of Ms. Casamento (Chairperson), Ms. Butler, Mr. Goldman, and Mr. Sykes.
The Board of Directors has determined that each of the members of the Audit Committee is an independent director in accordance with applicable Nasdaq listing rules and the additional independence rules for audit committee members promulgated by the SEC. Each member is able to read and understand fundamental financial statements, including our company’s balance sheet, statement of operations, and cash flow statement. The Board of Directors has determined that Ms. Casamento, Ms. Butler, Mr. Goldman, and Mr. Sykes are “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.
Compensation Committee
The Compensation Committee carries out the overall responsibility of the Board of Directors relating to executive compensation, evaluation, and development. The Compensation Committee has the authority to, among other things, (i) review and approve the corporate goals and objectives with respect to the compensation of our Chief Executive Officer and set the Chief Executive Officer’s annual compensation, including salary, bonus, incentive compensation, and equity compensation; (ii) review and approve the evaluation process and compensation structure for our officers and approve their annual compensation, including salary, bonus, incentive compensation, and equity compensation, and any special or supplemental benefits; (iii) review, approve and when appropriate, recommend to the Board of Directors for approval, incentive and equity compensation plans, which includes the ability to adopt, amend and terminate such plans; and (iv) evaluate and make recommendations to the Board of Directors concerning the compensation for directors, including if applicable, equity-based compensation. Each of the members of the Compensation Committee is an independent director in accordance with Nasdaq listing rules. The Compensation Committee, which held seven meetings in fiscal 2020, is currently composed of Ms. Butler (Chairperson), Ms. Casamento, Mr. Goldman, and Mr. Sykes. Although the Compensation Committee may delegate authority to subcommittees to fulfill its responsibilities when appropriate, no such authority was delegated during fiscal 2020.
The Compensation Committee did not engage an outside compensation consultant, but consulted with the Chief Executive Officer in setting temporary director compensation decreases during the fourth quarter of fiscal 2020 due to the COVID-19 pandemic. In setting executive compensation for fiscal 2020, the Compensation Committee did not engage an outside compensation consultant, but received input from the Chief Executive Officer in setting base salaries for executive officers and input from the Chief Executive Officer regarding a structure and potential payout amounts under the 2020 Program (as defined below) for executive officers.
Nominating and Governance Committee
The Nominating and Governance Committee is responsible for, among other things, (i) screening and recommending qualified candidates for election and appointment to the Board of Directors; (ii) recommending to the Board of Directors from time to time an appropriate organizational structure (including size and composition) for the Board of Directors; (iii) monitoring the independence of the Board of Directors and ensuring that the requisite number of directors serving on committees of the Board of Directors meet applicable independence requirements and assisting the Board of Directors in making related determinations; (iv) reviewing from time to time the appropriate qualifications, skills, and characteristics required of directors; (v) developing procedures to receive and evaluate Board of Directors nominations received from shareholders and other third parties; (vi) periodically reviewing and reassessing the adequacy of our company’s corporate governance; conflicts of interest; and business ethics policies, principles, codes of conduct, and guidelines; and formulating and recommending any proposed changes to the Board of Directors; and (vii) conducting an annual review of the effectiveness of the Board of Directors and its committees and presenting its assessment to the full Board of Directors. Each of the members of the Nominating and Governance Committee is an independent director in accordance with Nasdaq listing rules. The Nominating and Governance Committee, which held three meetings in fiscal 2020, is currently composed of Ms. Butler (Chairperson), Ms. Casamento and Mr. Goldman. Ms. Lividini also served on the Nominating and Governance Committee until her resignation on September 25, 2019.
Director Nominations
Our Bylaws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting of Shareholders. These provisions state that nominations for election as a director must be made in writing and be delivered to or mailed and received at our principal executive office not fewer than 60 days and not more than 90 days prior to the anniversary date of the notice date with respect to the previous year’s annual meeting of shareholders. In the case of a special meeting or an annual meeting that is called for a date that is not within 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting, notice must be received no earlier than 90 days prior to such annual meeting or special meeting and no later than 60 days prior to such annual meeting or special meeting, or the close of business on the 10th day following the day on which notice of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The Corporate Secretary will provide the Nominating and Governance Committee with a copy of any such notification received by us from a shareholder purporting to nominate a candidate for election as a director. Any shareholder wishing to submit a nomination for a director of our company should send the nomination to the Corporate Secretary, Charles & Colvard, Ltd., 170 Southport Drive, Morrisville, North Carolina 27560.
When submitting a nomination to us for consideration by the Nominating and Governance Committee, a shareholder must provide the following minimum information for each director nominee: (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of our company that are beneficially owned by such person, (iv) a description of all arrangements or understandings between the shareholder (or the beneficial owner, if any, on whose behalf such nomination is made) and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (including, without limitation, such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected), and (vi) such additional information relating to such person as is deemed sufficient by the Board of Directors to establish that the person meets all minimum qualification standards or other criteria to serve as a director as may have been established by the Board of Directors or applicable law or listing standard. The shareholder also must provide the name and address, as they appear on our company’s books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf such proposal is made; the class and number of shares of our company that are beneficially owned by the shareholder and the beneficial owner on whose behalf the proposal is made; any material interest, direct or indirect, of the shareholder and such beneficial owner in such business; and a representation that the shareholder is a holder of record of shares of our company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting. Shareholder nominations for a director must be made in a timely manner and otherwise in accordance with our Bylaws and applicable law.
It is the policy of our company and the Nominating and Governance Committee to evaluate suggestions concerning possible candidates for election to the Board of Directors submitted to us, including those submitted by members of the Board of Directors, shareholders, and third parties. Criteria used by the Nominating and Governance Committee in its evaluation of all candidates for nomination are set forth in our Corporate Governance Standards and include, but are not limited to (i) judgment, character, expertise, skills, and knowledge useful to the oversight of our business; (ii) diversity of viewpoints, backgrounds, ages, experiences, and other demographics; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the candidate’s expertise, skills, knowledge, and experience with that of other members of the Board of Directors will build a Board of Directors that is effective, collegial, and responsive to the needs of our company. After this evaluation process is concluded, the Nominating and Governance Committee recommends nominees to the Board of Directors for further consideration and approval.
No fees have been paid to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.
Shareholder Communication with the Board
As set forth in our Corporate Governance Standards, it is the policy of our company and the Board of Directors to encourage free and open communication between shareholders and the Board of Directors. Any shareholder wishing to communicate with the Board of Directors should send any communication to the Corporate Secretary, Charles & Colvard, Ltd., 170 Southport Drive, Morrisville, North Carolina 27560. Any such communication must be in writing and must state the number of shares beneficially owned by the shareholder making the communication. Our Corporate Secretary will generally forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication. This process is intended to provide shareholders one means of communicating with directors and is not intended to be exclusive.
Codes of Conduct
The Board of Directors has adopted two separate codes of conduct: a Code of Ethics for Senior Financial Officers that applies to persons holding the offices of the Chief Executive Officer, Chief Financial Officer, Treasurer, and Principal Accounting Officer of our company, and a Code of Business Conduct and Ethics that applies to all of our officers, directors, employees, agents, and representatives (including consultants, advisors, and independent contractors). Each code is available on our website at https://ir.charlesandcolvard.com/governance/corporate-governance. We intend to satisfy the disclosure requirement regarding any material amendment to a provision of either code that applies to the Chief Executive Officer, Chief Financial Officer, Treasurer, and Principal Accounting Officer by posting such information on our website. Any amendments or waivers of either code for any executive officer or director must be approved by the Board of Directors and will be publicly disclosed either by posting such amendment or waiver, along with the reasons for the waiver, on our website at https://ir.charlesandcolvard.com/governance/corporate-governance, by filing a Form 8-K with the SEC, or by issuing a press release in accordance with SEC and Nasdaq requirements.

CERTAIN TRANSACTIONS
Since July 1, 2018, we have not been a participant in or a party to any related person transactions requiring disclosure under the SEC’s rules.
AUDIT COMMITTEE REPORT
The Audit Committee is responsible for overseeing our overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal 2020, the Audit Committee:
•	reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2020 with management and BDO USA, LLP, our independent registered public accounting firm;
•	discussed with BDO USA, LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and
•
received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the PCAOB regarding BDO USA, LLP’s communications with the Audit Committee concerning independence and has discussed with BDO USA, LLP its independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 for filing with the SEC.
This Report is submitted by the Audit Committee.
Ms. Benedetta Casamento, Chairperson
Ms. Anne M. Butler
Mr. Neal I. Goldman
Mr. Ollin B. Sykes

INFORMATION CONCERNING EXECUTIVE OFFICERS
Certain information regarding our executive officers is set forth below. Executive officers are appointed by the Board of Directors to hold office until their successors are duly appointed and qualified, or until their resignation, retirement, death, removal, or disqualification. The information appearing below and certain information regarding beneficial ownership of securities by certain executive officers contained in this proxy statement has been furnished to us by the executive officers. Information regarding Mr. O’Connell is included in the director nominee profiles set forth above.
Name	Age	Title	Executive Officer Since
Don O’Connell	54	President and Chief Executive Officer	May 2017
Clint J. Pete	58	Chief Financial Officer and Treasurer	December 2016
Clint J. Pete was appointed as our Chief Financial Officer on May 23, 2017. Mr. Pete previously served as our Interim Chief Financial Officer from December 2016 to May 2017 and as our Corporate Controller from June 2016 to December 2016. Prior to joining our company, Mr. Pete most recently served as Director of Business Planning for Oracle Corporation, a cloud application company, from June 2013 to May 2016. Prior to his employment with Oracle Corporation, Mr. Pete served as Business Unit Controller, Global Signaling Solutions of Tekelec, a telecommunications company, from May 2011 to May 2013. At Tekelec, Mr. Pete also previously served as Global Revenue Controller. Prior to his employment with Tekelec, Mr. Pete served as Vice President of Finance and Controllers at Qualex Inc., a Kodak company. Before joining Qualex Inc., Mr. Pete held various management positions at Ernst & Young, LLP, an international public accounting firm. Mr. Pete holds a Bachelor of Business Administration degree in Accounting and Finance from Texas Tech University and is a Certified Public Accountant.

EXECUTIVE COMPENSATION
The following tables and narrative discussion summarize the compensation we paid for services in all capacities rendered to us during the fiscal years ended June 30, 2020 and 2019 by our principal executive officer and all other “named executive officers.”
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Don O’Connell President and Chief Executive Officer(2)	2020	$288,530(3)	$102,050(4)	$175,000	$15,477(5)	$15,098(6)	$596,155
	2019	283,250	28,088(7)	–	14,161(8)	14,306(9)	339,805

Clint J. Pete Chief Financial Officer and Treasurer	2020	245,966(3)	102,050(10)	–	15,498(11)	8,035(12)	371,549
	2019	247,200	28,088(13)	–	14,195(14)	7,970(15)	297,453

Suzanne Miglucci Former President and Chief Executive Officer(16)	2020	343,653(3)	294,892(17)	–	31,278(18)	37,974(19)	707,797
	2019	359,790	56,175(20)	–	28,665(21)	18,296(22)	462,926
(1)
The amounts shown in these columns reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”), of the restricted stock awards or option awards, as applicable, granted to each of our named executive officers. The assumptions made in determining these values are set forth in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2020 filed with the SEC on September 4, 2020.

(2)
Mr. O’Connell, who previously served as our Chief Operating Officer and Senior Vice President, Supply Chain, was appointed as our President and Chief Executive Officer and as a director effective June 1, 2020.

(3)
In response to the impacts of the COVID-19 pandemic on our business, on April 9, 2020, each of Ms. Miglucci, Mr. Pete, and Mr. O’Connell entered into amendments to their existing employment agreements pursuant to which their base salaries were reduced by 25%, 15%, and 15%, respectively, beginning April 13, 2020 and ending on June 30, 2020. Effective June 1, 2020, Ms. Miglucci resigned from the company and Mr. O’Connell entered into a new employment agreement that superseded his prior employment agreement, as amended. See below under “Agreements Involving Named Executive Officers.”

(4)
Reflects the equity portion of the performance-based award granted to Mr. O’Connell under the 2020 Program (as defined below). Pursuant to ASC Topic 718, the aggregate grant date fair value of the equity portion of this award was $128,583 assuming that the highest level of performance conditions had been achieved.

(5)	Reflects the cash portion of the performance-based award granted to Mr. O’Connell under the 2019 Q3-Q4 Program (as defined below).
(6)	Includes $7,342 of 401(k) employer matching contributions and $7,756 of long-term disability insurance and life insurance premiums.
(7)
Reflects the equity portion of the performance-based award granted to Mr. O’Connell under the 2019 Q3-Q4 Program. Pursuant to ASC Topic 718, the aggregate grant date fair value of the equity portion of this award was $35,390 assuming that the highest level of performance conditions had been achieved.

(8)
Reflects the cash portion of the performance-based awards granted to Mr. O’Connell under the Charles & Colvard, Ltd. 2018 Senior Management Equity Incentive Program (the “2018 Program”) in the amount of $2,123 and the 2019 Q1-Q2 Program (as defined below) in the amount of $12,038.

(9)	Includes $6,978 of 401(k) employer matching contributions and $7,328 of long-term disability insurance and life insurance premiums.
(10)
Reflects the equity portion of the performance-based award granted to Mr. Pete under the 2020 Program. Pursuant to ASC Topic 718, the aggregate grant date fair value of the equity portion of this award was $128,583 assuming that the highest level of performance conditions had been achieved.

(11)	Reflects the cash portion of the performance-based award granted to Mr. Pete under the 2019 Q3-Q4 Program.
(12)	Includes $8,035 of long-term disability insurance and life insurance premiums.
(13)
Reflects the equity portion of the performance-based award granted to Mr. Pete under the 2019 Q3-Q4 Program. Pursuant to ASC Topic 718, the aggregate grant date fair value of the equity portion of this award was $35,390 assuming that the highest level of performance conditions had been achieved.

(14)	Reflects the cash portion of the performance-based awards granted to Mr. Pete under the 2018 Program in the amount of $2,157 and the 2019 Q1-Q2 Program in the amount of $12,038.
(15)	Includes $7,970 of long-term disability insurance and life insurance premiums.
(16)	Effective June 1, 2020, Ms. Miglucci resigned as our President and Chief Executive Officer and as a director.

(17)
Reflects the equity portion of the performance-based award granted to Ms. Miglucci under the Fiscal 2020 Program and includes the incremental fair value of $90,792, calculated in accordance with ASC Topic 718, resulting from the modification of this award pursuant to the Separation Agreement (as defined below).

(18)	Reflects the cash portion of the performance-based award granted to Ms. Miglucci under the 2019 Q3-Q4 Program.
(19)	Includes $21,380 of severance paid pursuant to the Separation Agreement and $16,594 of long-term disability insurance and life insurance premiums.
(20)
Reflects the equity portion of the performance-based award granted to Ms. Miglucci under the 2019 Q3-Q4 Program. Pursuant to ASC Topic 718, the aggregate grant date fair value of the equity portion of this award was $70,781 assuming that the highest level of performance conditions had been achieved.

(21)	Reflects the cash portion of the performance-based awards granted to Ms. Miglucci under the 2018 Program in the amount of $4,590 and the 2019 Q1-Q2 Program in the amount of $24,075.
(22)	Includes $18,296 of long-term disability insurance and life insurance premiums.
Agreements Involving Named Executive Officers
Don O’Connell
In connection with Don O’Connell’s appointment as Chief Operating Officer and Senior Vice President, Supply Chain, we entered into an employment agreement with Mr. O’Connell, effective as of May 23, 2017, with a term of one year that renewed automatically on an annual basis. Under the terms of the employment agreement, Mr. O’Connell received an initial annual base salary of $275,000. In response to the impacts of the COVID-19 pandemic on our business, on April 9, 2020, we entered into an amendment to Mr. O’Connell’s employment agreement pursuant to which his base salary was set at $247,986 (a 15% reduction from his then-current salary) for the period from April 13, 2020 through June 30, 2020. In addition, Mr. O’Connell received, on the effective date of the employment agreement, a stock option to purchase 100,000 shares of our common stock. The award vested over a three-year period, with 25% of the option award vesting six months after the grant date and an additional 25% of the option award vesting on each of the following three anniversaries of the grant date. Mr. O’Connell was also entitled to receive such benefits as are made available to our other similarly-situated executive employees, including, but not limited to, life, medical, and disability insurance, as well as retirement benefits.
In connection with Mr. O’Connell’s appointment as President and Chief Executive Officer, we entered into an amended and restated employment agreement with Mr. O’Connell, effective as of June 1, 2020, which superseded Mr. O’Connell’s prior employment agreement, as amended. The amended and restated employment agreement has a term of one year that renews automatically on an annual basis. Under its terms, Mr. O’Connell receives an initial annual base salary of $335,000. Mr. O’Connell is also entitled to receive such benefits as are made available to our other similarly-situated executive employees, including, but not limited to, life, medical, and disability insurance, as well as retirement benefits.
In addition, Mr. O’Connell received, on the effective date of the amended and restated employment agreement, a stock option to purchase 350,000 shares of our common stock. The award vests over a two-year period, with 50% of the option award vesting on the grant date and an additional 25% of the option award vesting on each of the following two anniversaries of the grant date provided Mr. O’Connell remains continuously employed with us through each anniversary. Mr. O’Connell is also entitled to a monthly housing allowance of up to $1,700 per month as long as his primary residence remains outside of North Carolina and an annual aggregate amount of $15,000 per year for the costs of travel to such primary residence.
Pursuant to the employment agreement, if Mr. O’Connell’s employment is terminated by us without cause (as defined in the employment agreement), by Mr. O’Connell for good reason (as defined in the employment agreement), or if the term of the employment agreement expires following our notice of non-renewal, Mr. O’Connell will continue to receive his base salary at the time of termination for a period of one year from such termination, so long as he complies with certain covenants in the employment agreement. We also agreed to accelerate the vesting of all outstanding unvested equity awards held by Mr. O’Connell upon the occurrence of a change of control or termination without cause that occurs within six months immediately prior to a change of control (as defined in the employment agreement), so long as he complies with certain covenants in the employment agreement. During Mr. O’Connell’s employment with us and for a period of one year following termination of his employment, Mr. O’Connell is prohibited from competing with us or attempting to solicit our customers or employees.

Clint J. Pete
In connection with Clint Pete’s appointment as Chief Financial Officer and Treasurer, we entered into an employment agreement with Mr. Pete, effective as of May 23, 2017, with a term of one year that renews automatically on an annual basis. Under the terms of the employment agreement, Mr. Pete received an initial annual base salary of $240,000. In response to the impacts of the COVID-19 pandemic on our business, on April 9, 2020, we entered into an amendment to Mr. Pete’s employment agreement pursuant to which his base salary was set at $216,424 (a 15% reduction from his then-current salary) for the period from April 13, 2020 through June 30, 2020. Mr. Pete is also entitled to receive such benefits as are made available to our other similarly-situated executive employees, including, but not limited to, life, medical, and disability insurance, as well as retirement benefits.
In addition, Mr. Pete received, on the effective date of the employment agreement, a stock option to purchase 100,000 shares of our common stock. The award vests over a three-year period, with 25% of the option award vesting six months after the grant date and an additional 25% of the option award vesting on each of the following three anniversaries of the grant date provided Mr. Pete remains continuously employed with us through each anniversary.
Pursuant to the employment agreement, if we experience a change of control (as defined in the employment agreement), and Mr. Pete’s employment is terminated within six months after such change of control by us without cause (as defined in the employment agreement) or by Mr. Pete for good reason (as defined in the employment agreement), Mr. Pete will continue to receive his base salary at the time of termination for a period of one year from such termination, so long as he complies with certain covenants in the employment agreement. In addition, Mr. Pete is entitled to receive six months of his base salary in the event we terminate him without cause not occurring within six months following a change of control or if the term of the employment agreement expires following our notice of non-renewal, so long as he complies with certain covenants in the employment agreement. We also agreed to accelerate the vesting of all outstanding unvested equity awards held by Mr. Pete upon the occurrence of a change of control or termination without cause not occurring within six months following a change of control, so long as he complies with certain covenants in the employment agreement. During Mr. Pete’s employment with us and for a period of one year following termination of his employment, Mr. Pete is prohibited from competing with us or attempting to solicit our customers or employees.
Suzanne Miglucci
In connection with Suzanne Miglucci’s appointment as President and Chief Executive Officer, we entered into an employment agreement with Ms. Miglucci, effective as of December 1, 2015, with a term of one year that renewed automatically on an annual basis. Under the terms of the employment agreement, Ms. Miglucci received a signing bonus of $75,000 in December 2015 and received an initial annual base salary of $335,000. In response to the impacts of the COVID-19 pandemic on our business, on April 9, 2020, we entered into an amendment to Ms. Miglucci’s employment agreement pursuant to which her base salary was set at $277,938 (a 25% reduction from her then-current salary) for the period from April 13, 2020 through June 30, 2020. In addition, Ms. Miglucci received, on the effective date of the employment agreement, an initial stock option to purchase 300,000 shares of our common stock. The award vested over a two-year period, with 50% of the option award vesting on the grant date and an additional 25% of the option award vesting on each of the following two anniversaries of the grant date. Ms. Miglucci was also entitled to receive such benefits as are made available to our other similarly-situated executive employees, including, but not limited to, life, medical, and disability insurance, as well as retirement benefits.
On May 28, 2020, Ms. Miglucci resigned as our President and Chief Executive Officer and as a member of the Board of Directors, effective June 1, 2020. In connection with her resignation, Ms. Miglucci entered into a Separation of Employment Agreement (the “Separation Agreement”), dated May 28, 2020.
Under the Separation Agreement, Ms. Miglucci is entitled to receive severance in an amount equal to one year of her current base annual salary (less applicable taxes and withholdings), payable in bi-weekly installment payments in accordance with our regular payroll schedule, in exchange for a standard release of employment claims. We also agreed to pay COBRA premiums for coverage of Ms. Miglucci and her eligible dependents for one year if Ms. Miglucci timely and properly elects continuation coverage. We agreed that the restrictions on 130,000 shares of restricted stock previously granted to Ms. Miglucci would lapse as of June 1, 2020 and that 330,991 vested stock options previously granted to Ms. Miglucci will be exercisable through

June 1, 2022. The Separation Agreement also contains such confidentiality provisions and other terms and conditions as are usual and customary for agreements of this type. All of Ms. Miglucci’s obligations under her employment agreement regarding covenants not to compete, confidentiality, and proprietary information continue.
Termination and Change of Control Arrangements
As discussed above in “Agreements Involving Named Executive Officers,” we have entered into agreements with certain of our named executive officers that provide for payments and benefits under specified circumstances to such named executive officers upon termination of employment and/or if we experience a change of control. In addition, the Charles & Colvard, Ltd. 2008 Stock Incentive Plan, as amended (the “2008 Plan”), and the Charles & Colvard, Ltd. 2018 Equity Incentive Plan (the “2018 Plan”) provide for adjustments to or accelerated vesting of equity awards under specified circumstances, as described below. The 2008 Plan expired (with respect to future grants) on May 26, 2018.
The 2008 Plan provides that, in the event of a change of control of our company (as defined in the 2008 Plan), the Compensation Committee (taking into account any Internal Revenue Code Section 409A considerations) has sole discretion to determine the effect, if any, on an award, including, but not limited to, the vesting, earning, and/or exercisability of an award. The Compensation Committee’s discretion includes, but is not limited to, the determination that an award will vest, be earned, or become exercisable in whole or in part (and discretion to determine that exercise of an award must occur, if at all, within time period(s) specified by the Compensation Committee, after which time period(s) the award will, unless the Compensation Committee determines otherwise, terminate), will be assumed or substituted for another award, will be cancelled without the payment of consideration, will be cancelled in exchange for a cash payment or other consideration, and/or that other actions (or no action) will be taken with respect to the award. The Compensation Committee also has discretion to determine that acceleration or any other effect of a change of control on an award will be subject to both the occurrence of a change of control event and termination of employment or service of the participant. Any such determination of the Compensation Committee may be, but is not required to be, stated in an individual award agreement.
The 2018 Plan provides that in the event of a participant’s termination of continuous service without cause (as defined in the 2018 Plan) or for good reason (as defined in the 2018 Plan) during the six-month period following a change in control (as defined in the 2018 Plan), notwithstanding any provision of the 2018 Plan or any applicable award agreement to the contrary, all outstanding awards will become 100% vested (or in the case of restricted stock or restricted stock units, the restricted period will expire). In addition, in the event of a change in control, the Compensation Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such awards based upon the price per share of common stock received or to be received by other shareholders of our company in the event. In the case of any option or stock appreciation right with an exercise price that equals or exceeds the price paid for a share of common stock in connection with the change in control, the Compensation Committee may cancel the option or stock appreciation right without the payment of consideration therefor. The Compensation Committee also has the power to accelerate the time at which an award may first be exercised or the time during which an award or any part thereof will vest in accordance with the 2018 Plan, notwithstanding the provisions in the award stating the time at which it may first be exercised or the time during which it will vest.
Fiscal 2020 Senior Management Equity Incentive Program
On July 9, 2019, the Compensation Committee approved the Charles & Colvard, Ltd. Fiscal 2020 Senior Management Equity Incentive Program (the “2020 Program”), with effect as of July 1, 2019. The 2020 Program superseded and replaced all prior management incentive plans or programs.
The 2020 Program provided an incentive opportunity for our executive officers and vice presidents, other than the Senior Vice President of Sales (the “Eligible Employees”), through the grant of an award, with both performance and service measures (the “Award”), consisting of (i) a restricted stock award representing 65% of the Award’s value (the “Restricted Stock Component”) and (ii) a cash bonus award representing 35% of the Award’s value (the “Cash Component”) subject to achievement of performance goals. The value of Awards is expressed in “Share Equivalents,” which is the number of shares of restricted stock that would be granted pursuant to each Award if the Restricted Stock Component equaled 100% of the Award.

Achievement of an Eligible Employee’s performance measures was measured by the Compensation Committee as follows: (i) 65% of each Award was based on the achievement of a shared company goal regarding revenue (the “Revenue Measure”), (ii) 25% of each Award was based on the achievement of a shared company goal regarding EBITDA (the “EBITDA Measure,” and, together with the Revenue Measure, the “Company Measures”) and (iii) 10% of each Award was based on the achievement of individual performance goals (the “Personal Measures”), all for the period from July 1, 2019 to June 30, 2020 (the “Performance Measurement Period”). If we did not achieve 80% of the Revenue Measure, the Restricted Stock Component of each Award would be forfeited and the Cash Component of each Award would not be paid. We must have achieved at least 90% of the Revenue Measure in order for the portion of the Award attributed to the Company Measures to be vested/paid, as applicable. Achievement on a sliding scale from 90% to 120% of the Revenue Measure would result in payment ranging from 75% and 140% of the portion of the Award attributed to the Revenue Measure. Eligible Employees could achieve from 0% to 100% of his or her Personal Measures. The Restricted Stock Component and Cash Component of each Award would be reduced proportionately by any performance that is measured below 100% accordingly. The Personal Measures and Company Measures would be determined by the Compensation Committee and could be modified by the Compensation Committee during, and after the end of, the Performance Measurement Period, subject to the terms of the 2018 Plan. In addition, an Eligible Employee must have remained in continuous service until July 31, 2020 for restrictions to fully lapse on the Restricted Stock Component and for the Cash Component to be paid.
Under the 2020 Program, the Compensation Committee granted the Chief Executive Officer 200,000 Share Equivalents, the Chief Financial Officer and Chief Operating Officer 100,000 Share Equivalents, and each eligible Vice President 50,000 Share Equivalents. The 2020 Program also provided the Compensation Committee discretion to make additional Awards above the targeted award level in recognition of extraordinary performance. The Restricted Stock Component of all Awards granted pursuant to the 2020 Program was issued under and pursuant to the 2018 Plan and subject to the terms of the Company’s standard performance-based restricted stock award agreement.
On July 31, 2020, the Compensation Committee reviewed preliminary corporate performance for the fiscal year ended June 30, 2020 and determined the achievement levels of the performance goals under the 2020 Program. The Compensation Committee determined that, because the Revenue Measure was not achieved at the minimum 80% level, no Awards were achieved. Therefore, the Restricted Stock Component of each Award was forfeited and the Cash Component of each Award was not paid. However, pursuant to the Separation Agreement, we agreed that the restrictions on the Restricted Stock Component of the Award granted to Ms. Miglucci would lapse as of June 1, 2020.
2019 Q3-Q4 Senior Management Equity Incentive Program
On February 12, 2019, the Compensation Committee approved the Charles & Colvard, Ltd. Fiscal 2019 Q3-Q4 Senior Management Equity Incentive Program (the “2019 Q3-Q4 Program”), with effect as of January 1, 2019. The 2019 Q3-Q4 Program superseded and replaced all prior management incentive plans or programs.
The 2019 Q3-Q4 Program provided an incentive opportunity for Eligible Employees through the grant of an Award, with both performance and service measures, consisting of (i) a Restricted Stock Component representing 70% of the Award’s value and (ii) a Cash Component representing 30% of the Award’s value, subject to achievement of performance goals. The value of Awards is expressed in Share Equivalents.
Achievement of an Eligible Employee’s performance measures was measured by the Compensation Committee as follows: (i) 65% of each Award was based on the achievement of a Revenue Measure, (ii) 25% of each Award was based on the achievement of an EBITDA Measure (together with the Revenue Measure, the “2019 Q3-Q4 Company Measures”), and (iii) 10% of each Award was based on the achievement of Personal Measures, all for the period from January 1, 2019 to June 30, 2019. If we did not achieve 80% of the Revenue Measure, the Restricted Stock Component of each Award would be forfeited and the Cash Component of each Award would not be paid. We must have achieved at least 90% of the Revenue Measure in order for the portion of the Award attributed to the 2019 Q3-Q4 Company Measures to be vested/paid, as applicable. Achievement on a sliding scale from 90% to 120% of the Revenue Measure would result in payment ranging from 75% and 140% of the portion of the Award attributed to the Revenue Measure. Eligible Employees could achieve from 0% to 100% of his or her Personal Measures. The Restricted Stock Component and Cash Component of each Award would be reduced proportionately by any performance that is measured below 100% accordingly. The Personal

Measures and 2019 Q3-Q4 Company Measures would be determined by the Compensation Committee and could be modified by the Compensation Committee, subject to the terms of the 2018 Plan. In addition, an Eligible Employee must have remained in continuous service until July 31, 2019 for restrictions to fully lapse on the Restricted Stock Component and for the Cash Component to be paid.
Under the 2019 Q3-Q4 Program, the Compensation Committee granted the Chief Executive Officer 75,000 Share Equivalents, the Chief Financial Officer and Chief Operating Officer 37,500 Share Equivalents, and each eligible Vice President 17,500 Share Equivalents. The 2019 Q3-Q4 Program also provided the Compensation Committee discretion to make additional Awards above the targeted award level in recognition of extraordinary performance. The Restricted Stock Component of all Awards granted pursuant to the 2019 Q3-Q4 Program was issued under and pursuant to the 2018 Plan and subject to the terms of the Company’s standard performance-based restricted stock award agreement.
On August 27, 2019, the Compensation Committee reviewed preliminary corporate performance for Q3 and Q4 FY2019 and determined the achievement levels of the performance goals under the 2019 Q3-Q4 Program. The Compensation Committee determined that 100% of the 2019 Q3-Q4 Company Measures had been achieved. The Compensation Committee determined that Ms. Miglucci, our then President and Chief Executive Officer, Mr. Pete, our Chief Financial Officer, and Mr. O’Connell, our then Chief Operating Officer, achieved 95%, 91%, and 86% of their Personal Measures during Q3 and Q4 FY2019, respectively. As such, on August 27, 2019, the Compensation Committee approved the following awards for our named executive officers: (i) 74,625 Share Equivalents of Ms. Miglucci’s original grant of 75,000 Share Equivalents vested, which caused restrictions on 52,238 shares of her original 52,500 restricted stock award to lapse, and she received a cash payment of $31,278; (ii) 37,163 Share Equivalents of Mr. Pete’s original grant of 37,500 Share Equivalents vested, which caused restrictions on 26,014 shares of his original 26,250 restricted stock award to lapse, and he received a cash payment of $15,498; and (iii) 36,975 Share Equivalents of Mr. O’Connell’s original grant of 37,500 Share Equivalents vested, which caused restrictions on 25,883 shares of his original 26,250 restricted stock award to lapse, and he received a cash payment of $15,477. The remainder of the original awards of Share Equivalents were forfeited.
2019 Q1-Q2 Senior Management Equity Incentive Program
On May 24, 2018, the Compensation Committee approved the Charles & Colvard, Ltd. Fiscal 2019 Q1-Q2 Senior Management Equity Incentive Program (the “2019 Q1-Q2 Program”) for the first six months of our new fiscal year, with effect as of July 1, 2018. The 2019 Q1-Q2 Program superseded and replaced all prior management incentive plans or programs for all periods commencing on or after July 1, 2018.
The 2019 Q1-Q2 Program provided an incentive opportunity for Eligible Employees through the grant of an Award, with both performance and service measures, consisting of (i) a Restricted Stock Component representing 70% of the Award’s value and (ii) a Cash Component representing 30% of the Award’s value. The value of Awards is expressed in Share Equivalents.
Achievement of an Eligible Employee’s performance measures was measured by the Compensation Committee as follows: (i) 60% of each Award was based on the achievement of a Revenue Measure, (ii) 15% of each Award was based on the achievement of a shared company goal regarding gross margin (the “Margin Measure”), (iii) 15% of each Award was based on the achievement of an EBITDA Measure, and (iv) 10% of each Award was based on the achievement of a shared company goal regarding cash and cash equivalents on our balance sheet (the “Cash Measure,” and together with the Revenue Measure, the Margin Measure, and the EBITDA Measure, the “2019 Q1-Q2 Company Measures”), all for the period from July 1, 2018 to December 31, 2018. If we did not achieve 80% of the Revenue Measure, the Restricted Stock Component of each Award would be forfeited and the Cash Component of each Award would not be paid. We must have achieved at least 80% of the Revenue Measure in order for the portion of the Award attributed to the Margin Measure, the EBITDA Measure, and the Cash Measure to be vested/paid, as applicable. We must have achieved at least 90% of the Revenue Measure in order for the portion of the Award attributed to the Revenue Measure to be vested/paid, as applicable. Achievement on a sliding scale from 90% to 120% of the Revenue Measure would result in payment ranging from 75% to 140% of the portion of the Award attributed to the Revenue Measure. The Restricted Stock Component and Cash Component of each Award would be reduced proportionately by any performance that is measured below 100%. The 2019 Q1-Q2 Company Measures would be determined by the Compensation Committee and could be modified by the Compensation Committee to reflect certain types of events as permitted by the 2008 Plan. In addition, an Eligible Employee must have remained in continuous service until December 31, 2018 for restrictions to fully lapse on the Restricted Stock Component and for the Cash Component to be paid.
Under the 2019 Q1-Q2 Program, the Compensation Committee granted the Chief Executive Officer 75,000 Share Equivalents, the Chief Financial Officer and Chief Operating Officer 37,500 Share Equivalents, and each eligible Vice President 17,500 Share Equivalents. The 2019 Q1-Q2 Program also provided the Compensation Committee discretion to make additional Awards above the targeted award level in recognition of extraordinary performance. The Restricted Stock Component of all Awards granted pursuant to the 2019 Q1-Q2 Program was issued under and pursuant to the 2008 Plan and subject to the terms of our standard performance-based restricted stock award agreement.
On February 12, 2019, the Compensation Committee reviewed corporate performance for the first two quarters of fiscal 2019 and determined the achievement levels of the performance goals under the 2019 Q1-Q2 Program. The Compensation Committee exercised its discretion, as permitted by the 2019 Q1-Q2 Program, to deem the performance measures to have been achieved at the target level, notwithstanding the slight shortfall against the Revenue Measure, due to management’s overall strong performance during the performance measurement period of July 1, 2018 to December 31, 2018, with exceptionally strong results against the Margin Measure and the EBITDA Measure.
Outstanding Equity Awards at 2020 Fiscal Year-End
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Don O’Connell	3/15/2016	50,000	–	$1.44	3/15/2026	–	–	–	–
	5/23/2017	100,000	–	0.88	5/23/2027	–	–	–	–
	7/9/2019	–	–	–	–	–	–	65,000(2)	47,450
	6/1/2020	175,000	175,000(3)	0.70	6/1/2030	–	–	–	–

Clint J. Pete	8/23/2016	20,000	–	1.29	8/23/2026	–	–	–	–
	5/23/2017	100,000	–	0.88	5/23/2027	–	–	–	–
	7/9/2019	–	–	–	–	–	–	65,000(2)	47,450

Suzanne Miglucci	8/18/2015	30,991	–	1.21	6/1/2022	–	–	–	–
	12/1/2015	300,000	–	1.21	6/1/2022	–	–	–	–
(1)	The market value of shares that have not vested is based on a price of $0.73 per share (the closing price of our common stock as reported by Nasdaq on June 30, 2020).
(2)
The restrictions on the stock award lapse on July 31, 2020, subject to achievement of performance goals and to the officer’s continued service to our company as of such date. The level of achievement of the performance goals under the 2020 Program as determined by the Compensation Committee is discussed above under the heading “Fiscal 2020 Senior Management Equity Incentive Program.”

(3)
This option award vests over a two-year period, with 50% of the option award vesting on the grant date and an additional 25% of the option award vesting on each of June 1, 2021 and June 1, 2022, subject to the officer’s continued service to our company as of such dates.

Developments for 2021 Compensation
On July 31, 2020, the Compensation Committee approved the Charles & Colvard, Ltd. Fiscal 2021 Senior Management Equity Incentive Program (the “New Program”), with effect as of July 1, 2020. The New Program supersedes and replaces all prior management incentive plans or programs.
The New Program provides an incentive opportunity for Eligible Employees through the grant of an Award, with both performance and service measures, consisting of (i) a Restricted Stock Component representing 65% of the Award’s value and (ii) a Cash Component representing 35% of the Award’s value, subject to achievement of performance goals. The value of Awards is expressed in Share Equivalents.
Achievement of an Eligible Employee’s performance measures will be measured by the Compensation Committee as follows: (i) 65% of each Award will be based on the achievement of a Revenue Measure, (ii) 15% of each Award will be based on the achievement of an EBITDA measure (together with the Revenue Measure, the “2021 Company Measures”) and (iii) 20% of each Award will be based on the achievement of Personal Measures, all for the period from July 1, 2020 to June 30, 2021 (the “2021 Performance Measurement Period”). If we do not achieve 80% of the Revenue Measure, the Restricted Stock Component of each Award will be forfeited and the Cash Component of each Award will not be paid. We must achieve at least 80% of the Revenue Measure and a positive EBITDA Measure in order for the portion of the Award attributed to the EBITDA Measure and Personal Measures to be eligible for vesting/payment, as applicable, at the discretion of the Compensation Committee. Achievement on a sliding scale from 90% to 125% of the Revenue Measure will result in payment ranging from 75% and 140% of the portion of the Award attributed to the Revenue Measure. Eligible Employees may achieve from 0% to 100% of EBITDA Measure and his or her Personal Measures. The Restricted Stock Component and Cash Component of each Award will be reduced proportionately by any performance that is measured below 100% accordingly. The Personal Measures and 2021 Company Measures are determined by the Compensation Committee and may be modified by the Compensation Committee during, and after the end of, the 2021 Performance Measurement Period, subject to the terms of the 2018 Plan. In addition, an Eligible Employee must remain in continuous service until July 31, 2021 for restrictions to fully lapse on the Restricted Stock Component and for the Cash Component to be paid.
Under the New Program, the Compensation Committee has granted the Chief Executive Officer 150,000 Share Equivalents, the Chief Financial Officer 75,000 Share Equivalents, and each Vice President 50,000 Share Equivalents. The New Program also provides the Compensation Committee discretion to make additional Awards above the targeted award level in recognition of extraordinary performance. The Restricted Stock Component of all Awards granted pursuant to the New Program is issued under and pursuant to the 2018 Plan and subject to the terms of the Company’s standard performance-based restricted stock award agreement.

FISCAL 2020 DIRECTOR COMPENSATION
The following table and narrative discussion summarize the compensation paid to our non-employee directors during fiscal 2020. None of our directors are party to any agreement or arrangement with a third party relating to compensation or other payment in connection with their candidacy or service as a director.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Neal I. Goldman	$50,000	$19,398	$–	$69,398
Anne M. Butler	45,000	17,634	–	62,634
Benedetta Casamento	50,000	17,634	–	67,634
Jaqui Lividini(2)	17,500	–	–	17,500
Ollin B. Sykes	40,000	17,634	–	57,634
(1)
The amounts shown in this column reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 of the option awards granted to each of our directors. The assumptions made in determining these values are set forth in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2020 filed with the SEC on September 4, 2020. As of June 30, 2020 the aggregate number of shares that were subject to option awards outstanding for each director was as follows: Mr. Goldman, 448,371; Ms. Butler, 243,295; Ms. Casamento, 163,929 and Mr. Sykes, 243,295.

(2)
Ms. Lividini resigned as a member of the Board of Directors on September 25, 2019. In recognition of Ms. Lividini’s service and valued contributions, the Board of Directors determined to accelerate the vesting on the unvested stock option to purchase 50,005 shares of our common stock held by Ms. Lividini to vest on September 25, 2019, to extend the exercise period of all of Ms. Lividini’s outstanding stock options to purchase an aggregate of 202,330 shares of common stock until March 25, 2020, and to pay Ms. Lividini cash compensation in accordance with our director compensation policy through September 30, 2019.

Director Compensation Policy
On September 12, 2017, our Board of Directors adopted a revised director compensation policy, effective as of October 1, 2017, which provides that each designated non-management member of the Board of Directors will receive (i) an annual retainer of $30,000 to be paid in four quarterly installments in arrears, to be pro-rated as applicable; (ii) upon appointment to the Board of Directors to fill a vacancy, a stock option grant with a grant date value determined by the Board of Directors as appropriate considering the time remaining before re-election; and (iii) a stock option grant upon annual re-election as a director with a grant date value of $50,000, except for the Chairperson, who will receive a stock option grant with a grant date value of $55,000. Additionally, certain specific members of the Board of Directors will receive additional annual retainers, paid in four quarterly installments in arrears, pro-rated as applicable, in the following amounts: (i) the Chairperson will receive $40,000, in lieu of the $30,000 annual retainer paid to other members of the Board of Directors, (ii) the Chairperson of the Audit Committee will receive $15,000, (iii) the Chairperson of the Compensation Committee and Nominating and Governance Committee will receive $7,500 each, and (iv) Board committee members (excluding the committee chairperson) will receive $5,000. Directors will not receive a fee for each Board of Directors or committee meeting, whether or not such meeting is in person or telephonic. Members of the Board of Directors may only receive retainers for serving as a member (including chairperson) of two Board committees. In connection with the COVID-19 pandemic, our Board of Directors determined to decrease the annual retainer paid to each member pursuant to the director compensation policy by 50% for the fiscal quarter ending June 30, 2020.
Stock Ownership Guidelines
To further align the interests of our non-management directors with the long-term interests of our shareholders and promote our commitment to sound corporate governance, our Board of Directors adopted stock ownership guidelines for the non-management directors on March 24, 2020. These guidelines provide that each non-management director achieve an ownership target of the number shares of our common stock having a value equal to or greater than 0.5 times such non-management director’s annual retainer for his or her service on the Board of Directors (but excluding any additional annual retainer amounts paid for service on a committee of the Board of Directors). The non-management directors are expected to meet the target multiple within two years after first becoming subject to the guidelines and are expected to continuously own sufficient shares to meet the guidelines once attained.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of June 30, 2020 with respect to compensation plans (including any individual compensation arrangements) under which our equity securities are authorized for issuance.
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted- average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	2,809,095(2)	$1.33	2,339,977(3)
Equity compensation plans not approved by security holders	–	$–	–
Total	2,809,095	$1.33	2,339,977
(1)	Refers to shares of our company’s common stock.
(2)
Includes 2,018,688 shares issuable upon exercise of outstanding stock options under the 2008 Plan, which expired (with respect to future grants) on May 26, 2018, and 790,407 shares issuable upon exercise of outstanding stock options under the 2018 Plan.

(3)	Includes shares remaining for future issuance under the 2018 Plan, all of which are available for issuance in the form of restricted stock or other stock-based awards.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth information with respect to the beneficial ownership of common stock as of September 22, 2020 by (i) each person known by us to own beneficially more than five percent of our company’s outstanding shares of common stock; (ii) each director and director nominee of our company; (iii) each named executive officer of our company; and (iv) all current directors and executive officers as a group. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of Class
Silver Ring Value Partners Fund, LP(3) One Boston Place, Suite 2600 Boston, Massachusetts 02108	2,853,005	9.8%
Signia Capital Management LLC(4) 111 N. Post St., Suite 301 Spokane, Washington 99201	2,490,959	8.6
Aristides Capital LLC(5) 25 S. Huron St., Suite 2A Toledo, Ohio 43604	1,525,754	5.3
Ollin B. Sykes(6)	1,935,059	6.7
Neal I. Goldman(7)	1,104,478	3.8
Don O’Connell(8)	640,553	2.2
Anne M. Butler(9)	570,034	2.0
Clint Pete(10)	310,091	1.1
Benedetta Casamento(11)	231,029	*
Directors and Executive Officers as a Group (6 persons)(12)	4,791,244	16.5
*	Indicates less than one percent
(1)	Unless otherwise indicated, the address of each person is 170 Southport Drive, Morrisville, North Carolina 27560.
(2)
Based on 28,965,660 shares of common stock outstanding on September 22, 2020. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares that the person has the right to acquire within 60 days of September 22, 2020 through the exercise of any stock options or other rights. Any shares that a person has the right to acquire within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Based on an amended Schedule 13D filed on September 22, 2020 with the SEC, Silver Ring Value Partners Fund, LP (the “Fund”), Silver Ring Value Partners GP, LLC, Silver Ring Value Partners, LP, and Gary Mishuris share voting and investment power over these shares. Silver Ring Value Partners GP, LLC is the general partner of the Fund and Silver Ring Value Partners, LP is the investment adviser to the Fund. Mr. Mishuris serves as the managing member of Silver Ring Value Partners GP, LLC and the general partner of Silver Ring Value Partners, LP.

(4)	Based on a Schedule 13G filed on January 9, 2020 with the SEC, Signia Capital Management LLC has sole voting power over 1,915,696 shares and sole investment power over 2,490,959 shares.
(5)
Based on a Schedule 13G/A filed on January 29, 2020 with the SEC by Christopher Brown, Aristides Capital LLC (the “General Partner”), Aristides Fund QP, LP (the “3c7 Fund”), and Aristides Fund LP (the “3c1 Fund”), the 3c7 Fund directly owns 488,243 shares common stock and the 3c1 Fund directly owns 1,037,511 shares of common stock. Each of the 3c7 Fund and the 3c1 Fund are private investment vehicles, and Mr. Brown and the General Partner may be deemed to beneficially own the common stock owned directly by the 3c7 Fund and the 3c1 Fund.

(6)
Includes (i) 45,787 shares owned by Mr. Sykes’s spouse, over which Mr. Sykes has shared voting and investment power; (ii) 243,295 shares subject to options exercisable within 60 days of September 22, 2020; (iii) 761,894 shares held by the Sykes & Company Profit Sharing Plan and Trust, of which Mr. Sykes is the co-trustee; and (iv) 884,083 shares held in a margin account.

(7)	Includes 448,371 shares subject to options exercisable within 60 days of September 22, 2020.
(8)
Includes (i) 315,553 shares jointly owned with Mr. O’Connell’s spouse, over which Mr. O’Connell has shared voting and investment power; (ii) 325,000 shares subject to options exercisable within 60 days of September 22, 2020; and (iii) 97,500 shares held by Mr. O’Connell pursuant to a restricted stock award as to which restrictions had not lapsed as of September 22, 2020.

(9)
Includes (i) 243,295 shares subject to options exercisable within 60 days of September 22, 2020; and (ii) 326,739 shares jointly owned with Ms. Butler’s spouse, over which Ms. Butler has shared voting and investment power.

(10)
Includes (i) 120,000 shares subject to options exercisable within 60 days of September 22, 2020 and (ii) 48,750 shares held by Mr. Pete pursuant to a restricted stock award as to which restrictions had not lapsed as of September 22, 2020.

(11)	Includes 163,929 shares subject to options exercisable within 60 days of September 22, 2020.
(12)
Includes 1,543,890 shares subject to options exercisable within 60 days of September 22, 2020 and 146,250 shares held pursuant to restricted stock awards as to which restrictions had not lapsed as of September 22, 2020.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed BDO USA, LLP, as our company’s independent registered public accounting firm for the fiscal year ending June 30, 2021, subject to ratification by our shareholders. Although shareholder ratification of the appointment of BDO is not required by law, we desire to solicit such ratification as a matter of good corporate governance. If the appointment of BDO is not approved by a majority of the shares cast at the Annual Meeting, the Audit Committee may consider the appointment of another independent registered public accounting firm for fiscal 2021 but may determine to remain with BDO. BDO has acted as our independent registered public accounting firm since December 2010. Representatives of BDO are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions.
Principal Accountant Fee Information
For the fiscal years ended June 30, 2019 and 2020, fees billed for services provided by BDO are as follows:
	Amount of Fees
Type of Service	2019	2020
Audit Fees	$208,000	$181,000
Audit-Related Fees	–	–
Tax Fees	29,000	25,000
All Other Fees	–	–
Totals	$237,000	$206,000
Audit Fees. This category includes fees billed for the fiscal periods shown for professional services for the audit of our annual financial statements included in our annual reports on Form 10-K, review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for the relevant fiscal periods.
Audit-Related Fees. This category includes fees billed in the fiscal periods shown for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the category “Audit Fees.” There were no “Audit-Related Fees” billed to us during fiscal 2019 or fiscal 2020.
Tax Fees. This category includes fees billed in the fiscal periods shown for professional services for tax compliance, tax advice, and tax planning.
All Other Fees. This category includes fees billed in the fiscal periods shown for products and services provided by the principal accountant that are not reported in any other category. There were no “All Other Fees” billed to us during fiscal 2019 or fiscal 2020.
The Board of Directors has adopted an Audit Committee Pre-Approval Policy. Pursuant to the Pre-Approval Policy, all new projects (and fees) relating to our independent registered public accounting firm either must be authorized in advance under the general pre-approval guidelines set forth in the Pre-Approval Policy or specifically approved in advance by the full Audit Committee. General pre-approval under the policy is provided for 12 months (unless the Audit Committee specifically provides for a different period), is limited to certain projects listed in the policy, and is subject to meeting a specific budget for each project, which budget is contained in the policy. Any project that falls within the scope of the general pre-approval guidelines but exceeds the budgetary limit up to $10,000 may be approved by the Chairperson of the Audit Committee or his or her designee, while all other projects must be specifically approved by the full Audit Committee. There were no new projects authorized during fiscal 2020.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2021.

PROPOSAL 3

ADVISORY (NONBINDING) APPROVAL OF EXECUTIVE COMPENSATION
Our executive compensation program is designed to attract and retain the executive talent essential to the achievement of our strategic and operational goals and the achievement of increased shareholder value. We believe that our compensation policies and procedures reward executive officers for both their performance and our company’s performance, and we believe such compensation policies and procedures create interests for our executive officers that are strongly aligned with the long-term interests of our shareholders.
As required by Section 14A of the Exchange Act, we are providing our shareholders with an advisory (nonbinding) vote to approve the compensation of our executive officers. This proposal, commonly known as a “Say-on-Pay” proposal, is designed to give you as a shareholder the opportunity to endorse or not endorse our executive compensation program through the following resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related narrative disclosure.”
When you cast your vote, we urge you to consider the description of our executive compensation program contained in this proxy statement, including in the compensation tables and narrative disclosure, as well as the following factors:
•	Compensation decisions for our Chief Executive Officer and other named executive officers are made by a committee of independent directors.
•
A substantial portion of our executive officers’ compensation is in the form of equity, which aligns our executive officers’ interests with those of our shareholders and incentivizes our executive officers to create shareholder value.

•
The Compensation Committee attempts to set challenging performance goals under our company’s equity incentive programs, as demonstrated by the fact that our executive officers did not achieve their performance goals at the minimum required level under the 2020 Program, resulting in the forfeiture of their underlying restricted stock awards and no payout of cash awards.

Because your vote is advisory, it will not be binding upon the Board of Directors, it will not overrule any decision by the Board of Directors, and it will not create or imply any additional fiduciary duties on the Board of Directors or any of its members. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ADVISORY (NONBINDING) APPROVAL OF EXECUTIVE COMPENSATION.

OTHER MATTERS
The Board of Directors is not aware of any other matters to come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the proxies appointed for the Annual Meeting to vote said proxy in accordance with their judgment in such matters.
SHAREHOLDER PROPOSALS
Under certain conditions, shareholders may request us to include a proposal for action at a forthcoming meeting of our shareholders in the proxy materials for such meeting. All shareholder proposals intended to be presented at our 2021 Annual Meeting of Shareholders must be received by us no later than June 4, 2021 for inclusion in the proxy statement and proxy card relating to such meeting.
In addition, if a shareholder desires to make a proposal from the floor during the meeting, even if such proposal is not to be included in our proxy statement, the Bylaws provide that the shareholder must deliver or mail timely written notice of the proposal to our Corporate Secretary. Notice will be considered timely if it is delivered or mailed to and received at our principal executive office between July 4, 2021 and August 3, 2021, which is not more than 90 calendar days and not fewer than 60 calendar days prior to the one year anniversary of the date of the Notice of Annual Meeting of Shareholders for the immediately preceding annual meeting. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 days or delayed by more than 60 days from the one year anniversary of the previous year’s annual meeting of shareholders, notice by a shareholder to be timely must be received no earlier than the 90th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which notice of the meeting was mailed or public disclosure of the date of the meeting was first made, whichever occurs first. To be properly brought before an annual meeting, a shareholder’s notice must set forth (in addition to any information required by applicable law) (i) a description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on our company’s books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf such proposal is made; (iii) the class and number of shares of our company that are beneficially owned by the shareholder and the beneficial owner on whose behalf the proposal is made; (iv) any material interest, direct or indirect, of the shareholder and such beneficial owner in such business; and (v) a representation that the shareholder is a holder of record of shares of our company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal. If written notice is not timely given, the shareholder proposal will be considered untimely and we may exclude the proposal from consideration at the meeting. If the proposal is permitted to be considered at the meeting, the proxies appointed for the meeting will have discretionary authority to vote for or against the proposal even if the proposal was not discussed in the proxy statement.
ADDITIONAL INFORMATION
Copies of our Annual Report on Form 10-K for the year ended June 30, 2020, including financial statements and schedules, are available on our website at https://ir.charlesandcolvard.com/financials/annual-reports and will be provided upon written request, without charge, to any person whose proxy is being solicited. Written requests should be made to Investor Relations, Charles & Colvard, Ltd., 170 Southport Drive, Morrisville, North Carolina 27560.
By Order of the Board of Directors,

Neal I. Goldman
Chairman of the Board of Directors
October 2, 2020

0

CHARLES & COLVARD, LTD.

170 Southport Drive
Morrisville, North Carolina 27560

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Charles & Colvard, Ltd., a North Carolina corporation (the “Company”), hereby appoints Don O'Connell and Clint J. Pete as proxies and attorneys-in-fact, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock, no par value, of the Company held of record by the undersigned on September 22, 2020 at the Annual Meeting of the Shareholders of the Company to be held on November 19, 2020 or any adjournment thereof.

(Continued and to be signed on the reverse side)

1.1 14475